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    As filed with the Securities and Exchange Commission on February 6, 1997

                                            Registration Statement No. 333-06689

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                                 DIACRIN, INC.

             (Exact name of registrant as specified in its charter)

                             ----------------------
      DELAWARE
(State or other juris-                                            22-3016912
diction of incorpora-                                         (I.R.S. Employer
tion or organization)                                        Identification No.)


                             CHARLESTOWN NAVY YARD
                            BUILDING 96, 13TH STREET
                        CHARLESTOWN, MASSACHUSETTS 02129
                                 (617) 242-9100
                       (Address, including zip code, and
                     telephone number, including area code,
                           of registrant's principal
                               executive offices)

                             ----------------------

                                THOMAS H. FRASER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 DIACRIN, INC.
                             CHARLESTOWN NAVY YARD
                            BUILDING 96, 13TH STREET
                        CHARLESTOWN, MASSACHUSETTS 02129
                                 (617) 242-9100
                    (Name, address, including zip code, and
                     telephone number, including area code,
                             of agent for service)


                                    Copy to:

                             Steven D. Singer, Esq.
                               HALE AND DORR LLP
                                60 State Street
                          Boston, Massachusetts 02109
                                 (617) 526-6000


  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: NOT APPLICABLE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |__|


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     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |__|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. |__|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |__|

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                                Explanatory Note
                                ----------------

     Pursuant to a Registration Statement on Form S-3 (File No. 333-06689) (the "Registration Statement"), Diacrin, Inc. (the "Company"), registered an aggregate of 465,853 shares of the Company's common stock, $0.01 par value per share, (the "Common Stock") issuable upon the exercise of warrants issued by the Company pursuant to a Warrant Agreement dated November 14, 1991, by and between the Company and American Stock Transfer & Trust Company (the "Warrants"). The Registration Statement was declared effective on August 8, 1996.

     The Warrants are no longer exercisable. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering 38,412 shares of Common Stock that had been reserved for issuance upon the exercise of the Warrants, but were not issued.


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                                   SIGNATURES

     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on the 6th day of February, 1997.


                                                DIACRIN, INC.



                                                By:/s/ Mark J. Fitzpatrick
                                                   -----------------------------
                                                   Mark J. Fitzpatrick
                                                   Vice President of Finance and
                                                   Administration and Chief
                                                   Financial Officer


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